EXHIBIT 10(xvi)

THE CLOROX COMPANY

ANNUAL INCENTIVE PLAN

As Amended and Restated Effective

as of July 20, 2004

PURPOSE

The purpose of The Clorox Company Annual Incentive Plan (the "Plan") is to attract and retain the best available personnel for positions of substantial responsibility and to provide an incentive for employees of The Clorox Company (the "Company") and its subsidiaries to recognize and reward those employees.  The Company’s executives are eligible to earn short-term incentive awards under this Plan and under the

Company’s Executive Incentive Compensation Plan.

DEFINITIONS

The following terms will have the following meaning for purposes of the Plan:

  (a)         "Award" means a bonus paid in cash.

(b)         "Board" means the Board of Directors of the Company.

(c)         "Chief Executive Officer" means the chief executive officer of the Company.

(d)          "Committee" means the Management Development and Compensation

            Committee of the Board, or such other Committee designated by the Board to administer the Plan.

(e)            "Employee" means any person employed by the Company or any Subsidiary.

(f)            "Executive Committee" means the executives who are members of the Company’s management executive committee.

(g)            "Executive" means a person who is member of the Clorox leadership committee.

(h)            "Participant" means an Employee selected by the Committee to participate in the Plan.

(i)            “Retirement” means termination of employment with the Company, other than by reason of death or disability, (1) at age 65, (2) at least age 55 with at least ten years of vesting service under The Clorox Company Pension Plan or (3) with at least 20 years of vesting service under The Clorox

            Company Pension Plan.

(j)            "Subsidiary" means any corporation in which the Company, directly or indirectly, controls 50 percent or more of the total combined voting power of all classes of stock.

(k)            "Year" means a fiscal year of the Company.

AWARDS

(a)   Within 90 days after the beginning of each Year, the Committee will select

      Participants for the Year and establish in writing the method by which the Awards will be calculated for that Year.  The Committee may provide for payment of all or part of the Award in the case of retirement, death, disability or change of ownership of control of the Company or a Subsidiary during the Year.

(b)  For the Chief Executive Officer and the Executive Committee, the Committee

      shall determine and certify the amount of the Award, if any, to be made.  The

      Committee may increase, decrease or eliminate, any Award calculated under the methodology established in accordance with paragraph (a) in order to reflect additional considerations relating to performance.

(c) For Executives (other than the Chief Executive Officer and the Executive

      Committee) and all other participants, the Chief Executive Officer shall determine and certify the amount of the Award, if any, to be made.  The

      Chief Executive Officer may increase, decrease or eliminate, any Award calculated under the methodology established in accordance with paragraph (a)

      in order to reflect additional considerations relating to performance.

(e) Awards will be paid to the Participants following certification and no later than ninety (90) days following the close of the Year with respect to which the Awards are made.

(f)   The Company shall withhold from the payment of any Award hereunder any amount required to be withheld for taxes.

TERMINATION OF EMPLOYMENT

Except as may be specifically provided in an Award pursuant to Section 3(a), a

Participant shall have no right to an Award under the Plan for any Year in which the Participant is not actively employed by the Company or its Subsidiaries on June 30 of such Year.  When establishing Awards each Year, the Committee may also provide that in the event a Participant is not employed by the Company or its Subsidiaries on the date on which the Award is paid, the Participant may forfeit his or her right to the Award paid under the Plan.

5.      ADMINISTRATION

The Plan will be administered by the Committee.  The Committee will have the authority to interpret the Plan, to prescribe rules relating to the Plan and to make all determinations necessary or advisable in administering the Plan.

Decisions of the Committee with respect to the Plan will be final and conclusive.

6.      UNFUNDED PLAN

Awards under the Plan will be paid from the general assets of the Company, and the rights of Participants under the Plan will be only those of general unsecured creditors of the Company.

7.      AMENDMENT OR TERMINATION OF THE PLAN

The Committee may from time to time suspend, revise, amend or terminate the Plan.

8.      APPLICABLE LAW

The Plan will be governed by the laws of California.

9.   NO RIGHTS TO EMPLOYMENT

Nothing contained in the Plan shall give any person the right to be retained in the employment of the Company or any of its Subsidiaries. The Company

reserves the right to terminate any Participant at any time for any reason notwithstanding the existence of the Plan.

10. NO ASSIGNMENT

Except as otherwise required by applicable law, any interest, benefit, payment,

claim or right of any Participant under the Plan shall not be sold, transferred,

assigned, pledged, encumbered or hypothecated by any Participant and shall not be subject in any manner to any claims of any creditor of any Participant or beneficiary, and any attempt to take any such action shall be null and void.

During the lifetime of any Participant, payment of an Award shall only be made to such Participant. Notwithstanding the foregoing, the Committee may establish such procedures as it deems necessary for a Participant to designate a beneficiary to whom any amounts would be payable in the event of any Participant's death.